                                                                   EXHIBIT 10.09


                         NON-QUALIFIED STOCK OPTION AGREEMENT
                     (Performance and Time Based Stock Option)

       THIS AGREEMENT is entered into and effective as of October 20, 1999 (the "Date of Grant"), by and between Ceridian Corporation (the "Company") and __________________________ (the "Optionee").

       A. The Company has adopted the Ceridian Corporation 1999 Stock Incentive Plan (as may be amended or supplemented, the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

       B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

       Accordingly, the parties agree as follows:

1.     GRANT OF OPTION.

       The Company hereby grants to the Optionee the right, privilege and
option (the "Option") to purchase     [TOTAL NUMBER]    shares (the "Option
Shares") of the Company's common stock, $0.50 par value (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is comprised of two components:
[NUMBER]    of the Option Shares will become exercisable as provided in
Section 3.1(a) of this Agreement and are referred to as "Time-Based Option Shares," and [NUMBER] of the Option Shares will become exercisable as provided in Section 3.1(b) of this Agreement and are referred to as "Performance-Based Option Shares." The Option granted hereunder shall not be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.     OPTION EXERCISE PRICE.

       The per share price to be paid by Optionee in the event of an exercise of the Option will be $19.9375.

3.     DURATION OF OPTION AND TIME OF EXERCISE.

       3.1    INITIAL PERIOD OF EXERCISABILITY.

              (a)    TIME-BASED OPTION SHARES.  Except as provided in Sections
       3.2 and 3.3 hereof, the Option shall become exercisable with respect to one-third of the Time Based Option Shares on each of the first, second and third anniversaries of the Date of Grant.

              (b) PERFORMANCE BASED OPTION SHARES. Except as provided in Sections 3.2 and 3.3 hereof, the Option shall become exercisable with respect to all of the Performance Based Option Shares on February 15, 2002 if: (i) the average closing price of a share of Common Stock as reported on the New York Stock Exchange Composite Tape for any 20 consecutive trading days during the Performance Period is greater than $26.15; (ii) the performance measure set forth above in Section 3.1(b)(i) is not satisfied and the Company's rank for Total Return to Shareholders among S&P 500 Companies during the Performance Period exceeds the 60th percentile; or (iii) October 20, 2005, if neither of the above mentioned performance measures in this Section 3.1(b) are satisfied.

              (c) The foregoing rights to exercise the Option will be cumulative with respect to the Option Shares becoming exercisable on such dates set forth in this Section 3.1, but in no event will the Option be exercisable after, and the Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis time) on tenth anniversary of the Date of Grant (the "Time of Option Termination").

       3.2    TERMINATION OF EMPLOYMENT.

              (a) TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event the Optionee's employment with the Company and all Subsidiaries is terminated by reason of death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), the Option will become immediately exercisable in full with respect to all of the Time-Based Option Shares, and will become immediately exercisable in full with respect to all of the Performance-Based Option Shares if the stock price performance condition specified in Section 3.1(b)(i) of this Agreement was satisfied prior to the date of such termination. To the extent this Option is already exercisable at the time your employment terminates due to death, Disability or Retirement, or becomes exercisable as provided in this
       Section 3.2(a), the Option will remain exercisable until the Time of Option Termination. To the extent the stock price performance condition specified in Section 3.1(b)(i) of this Agreement was not satisfied prior to the date of termination by reason of death, Disability or Retirement, the Performance-Based Option Shares shall no longer be exercisable.

              (b) TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. In the event that the Optionee's employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and the Option will no longer be exercisable; provided, however, that, if such termination is due to any reason other than termination by the Company or any Subsidiary for Cause (as defined in Section 9 of this Agreement), the Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the Time of Option Termination).

       3.3    CHANGE IN CONTROL.

              (a) IMPACT OF CHANGE IN CONTROL. If a Change in Control (as defined in Section 9 of this Agreement) of the Company occurs, and the Option has been outstanding for at least two months, the Option will become immediately exercisable in full and will remain exercisable until the Time of Option Termination, regardless of whether the Optionee remains in the employ of the Company or any Subsidiary, except that such accelerated exercisability shall be available with respect to the Performance-Based Option Shares only if the stock price performance condition specified in Section 3.1(b)(i) of this Agreement was satisfied prior to the date of the

       Change of Control. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of the Option.

              (b) AUTHORITY TO MODIFY CHANGE OF CONTROL PROVISIONS. Prior to a Change of Control, the Optionee will have no rights under this
       Section 3.3, and the Committee will have the authority, in its sole discretion, to rescind, modify or amend this Section 3.3 without the consent of the Optionee.

4.     MANNER OF OPTION EXERCISE.

       4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Corporate Treasury), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price for the Option Shares to be purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 of this Agreement, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. If the Optionee retains the Option Shares purchased, as soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

       4.2 PAYMENT. At the time of exercise of the Option, the Optionee must pay the total exercise price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payment to be made, in whole or in part, by tender of a full recourse promissory note, a Broker Exercise Notice or Previously Acquired Shares (as such terms are defined in the Plan), or by a combination of such methods. In the event the Optionee is permitted to pay the total purchase price of the Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of the Option and delivery of any such Previously Acquired Shares may be made through delivery of a written attestation of ownership if permitted by the Committee.

5.     RIGHTS AND RESTRICTIONS OF OPTIONEE; TRANSFERABILITY.

       5.1 EMPLOYMENT. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

       5.2 RIGHTS AS A STOCKHOLDER. The Optionee will have no rights as a stockholder unless and until all conditions to the effective exercise of the Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the Option Shares as to which there is a record date preceding the date the Optionee becomes the holder of record of such Option Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

       5.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in the Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive the Option upon such Optionee's death in the manner provided by the Plan, and, in the event of the Optionee's death, exercise of the Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee's designated beneficiary.

       5.4    RESTRICTIONS REGARDING EMPLOYMENT.

              (a) The Optionee agrees that he or she will not take any Adverse Actions (as defined below) against the Company or any Subsidiary at any time during the period that the Option is or may yet become exercisable in whole or in part or at any time before one year following the Optionee's termination of employment with the Company or any Subsidiary, whichever is later (the "Restricted Period"). The Optionee acknowledges that damages which may arise from a breach of this Section
       5.4 may be impossible to ascertain or prove with certainty. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Company determines in its sole discretion that the Optionee has taken Adverse Actions against the Company or any Subsidiary at any time during the Restricted Period, in addition to other legal remedies which may be available, (i) the Company will be entitled to an immediate injunction from a court of competent jurisdiction to end such Adverse Action, without further proof of damage, (ii) the Committee will have the authority in its sole discretion to terminate immediately all rights of the Optionee under the Plan and this Agreement without notice of any kind, and (iii) the Committee will have the authority in its sole discretion to rescind the exercise of all or any portion of the Option to the extent that such exercise occurred within six months prior to the date the Optionee first commences any such Adverse Actions and require the Optionee to disgorge any profits (however defined by the Committee) realized by the Optionee relating to such exercised portion of the Option or any Option Shares issued or issuable upon such exercise. Such disgorged profits paid to the Company must be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

              (b) For purposes of this Agreement, an "Adverse Action" will mean any of the following: (i) engaging in any commercial activity in competition with any part of the business of the Company or any Subsidiary as conducted during the Restricted Period for which the Optionee has or had access to trade secrets and/or confidential information; (ii) diverting or attempting to divert from the Company or any Subsidiary any business of any kind, including, without limitation, interference with any business relationships with suppliers, customers, licensees, licensors, clients or contractors; (iii) making, or causing or attempting to cause any other person or entity to make, any statement, either written or oral, or convey any information about the Company or any Subsidiary that is disparaging or that in any way reflects negatively on the Company or any Subsidiary; or (iv) engaging in any other activity that is hostile, contrary or harmful to the interests of the Company or any Subsidiary, including, without limitation, influencing or advising any person who is employed by or in the service of the Company or any Subsidiary to leave such employment or service to compete with the Company or any Subsidiary or to enter into the employment or service of any actual or prospective competitor of the Company or any Subsidiary, influencing or advising any competitor of the Company or any Subsidiary to employ to otherwise engage the services of any person who is employed by or in the service of the Company or any Subsidiary, or improperly disclosing or otherwise misusing any trade secrets or confidential information regarding the Company or any Subsidiary.

              (c) Should any provision of this Section 5.4 of the Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Section 5.4 of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly. In furtherance of and not in limitation of the foregoing, the Optionee expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. The Optionee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. This Section 5.4 of the Agreement does not replace and is in addition to any other agreements the Optionee may have with the Company or any of its Subsidiaries on the matters addressed herein.

6.     SECURITIES LAW AND OTHER RESTRICTIONS.

       Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

7.     WITHHOLDING TAXES.

       The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of the Option or a disqualifying disposition of any Option Shares, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of the Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

8.     ADJUSTMENTS.

       In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, the Option.

9. CERTAIN DEFINITIONS. For purposes of this Agreement, the following additional definitions will apply:

              (a) "Benefit Plan" means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company or any Subsidiary for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Optionee.

              (b) "Cause" will have the meaning set forth in any employment or other agreement or policy applicable to the Optionee or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, theft, embezzlement or injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

              (c) "Change of Control" will have the meaning set forth in the Plan plus such other event or transaction as the Board shall determine constitutes a Change of Control or such other meaning as may be adopted by the Committee from time to time in its sole discretion.

              (d) "Ending Price" means, with respect to any S&P 500 Company (including the Company), the average daily last reported sales price of a share of such company's common stock as reported in the WALL STREET JOURNAL during the period January 1, 2002 through January 31, 2002.

              (e) "Fair Market Value" (i) with respect to the Company has the same meaning as specified in Section 2.10 of the Plan, and (ii) with respect to any other S&P 500 Company means the last reported sales price of a share of such company's common stock on the date in question as reported in the WALL STREET JOURNAL.

              (f) "Performance Period" means the period October 20, 1999 through January 31, 2002.

              (g) "S&P 500 Companies" means the companies that comprise the Standard & Poors' 500 Stock Index as it existed on October 20, 1999, and which are still publicly traded on January 31, 2002.

              (h) "Starting Price" means, with respect to any S&P 500 Company (including the Company), the average daily last reported sales price of a share of such company's common stock as reported in the WALL STREET JOURNAL during the period October 1, 1999 through October 20, 1999.

              (i) "Total Return to Shareholders" means, with respect to the Company or any other S&P 500 Company, the total return to a holder of the common stock of such company as a result of his or her ownership of such common stock during the Performance Period, such total return (i) to be expressed as a percentage of an assumed initial investment in such common stock on October 20, 1999 and (ii) to include both the appreciation in the per share price of such common stock during the Performance Period and the per share Fair Market Value of all dividends and distributions paid or distributed by such company with respect to such common stock during the Performance Period, assuming that all such dividends and distributions are reinvested in shares of such common stock at their Fair Market Value on the last trading day of the month in which the dividend or distribution is paid or distributed. For purposes of calculating Total Return to Shareholders for the Company or any other S&P 500 Company, the assumed initial investment in such company's common stock on October 20, 1999 shall be at the applicable Starting Price, and the value of a share of such company's common stock at the end of the Performance Period shall be the applicable Ending Price.

10.    SUBJECT TO PLAN.

       The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

11.    MISCELLANEOUS.

       11.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

       11.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions.

       11.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of the Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of the Option and the administration of the Plan.

       11.4 AMENDMENT AND WAIVER. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

                                       CERIDIAN CORPORATION


                                       By
                                         --------------------------------------
                                         Its
                                            -----------------------------------

By execution of this Agreement,        OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.
                                       ----------------------------------------
                                                (Signature)

                                       ----------------------------------------
                                               (Name and Address)

                                       ----------------------------------------

                                       ----------------------------------------

                                       Social Security Number:
                                                              -----------------

Version: 11-12-1999